UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 23, 2019
Date of Report (Date of Earliest Event Reported)
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Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9601 McAllister Freeway, Suite 610 San Antonio, Texas 78216 (210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[   ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HHS	New York Stock Exchange (“NYSE”)

Item 5.07. Submission of Matters to a Vote of Security Holders.
Harte Hanks, Inc. (the “Company”) held the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on August 21, 2019, at which stockholders voted on the items below as indicated.

I.	Election of six (6) Board nominees, each to serve until our 2020 annual meeting of stockholders or until their successors are duly elected and qualified:

Nominees	For	Withhold	Broker Non-Votes
Evan Behrens	3,573,145	97,470	1,162,506
David L. Copeland	3,572,730	97,885	1,162,506
John H. Griffin, Jr.	3,573,144	97,471	1,162,506
Melvin L Keating	3,557,667	112,948	1,162,506
Maureen E. O’Connell	3,568,890	101,725	1,162,506
Alfred V. Tobia, Jr.	3,572,786	97,829	1,162,506

II.	To consider and vote upon the approval (on a non-binding advisory basis) of the compensation of our named executive officers:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
3,630,245	39,080	1,290	1,162,506

III.
To consider and vote upon the ratification of the selection of Moody, Famiglietti & Andronico, LLP as Harte Hanks’ independent registered public accounting firm for the fiscal year ended December 31, 2019:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
4,778,676	12,220	42,225	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARTE HANKS, INC.
Date: August 23, 2019    By: /s/ Mark Del Priore
Name: Mark Del Priore
Title: Chief Financial Officer

43938.00000